UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2010

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 232-1010

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of the members of Lincolnway Energy was held on February 25, 2010.  The only matters voted upon by the members at the annual meeting were the election of three directors for Lincolnway Energy and the ratification of the appointment of Lincolnway Energy's independent auditor for the fiscal year ending September 30, 2010.

Lincolnway Energy has nine directors, who are divided into three classes based upon the length of their term.  Each director is elected to a three-year term and until his or her successor is elected, and the terms of the directors are staggered so that the term of three of the directors expire each year.

The three directors whose term expired at the annual meeting were James Hill, Richard Johnson and Kurt Olson.

At least twenty-five percent of the outstanding membership units needed to be represented at the annual meeting in order for there to be a quorum, and the vote of a plurality of the membership units which were voted on the election of the directors was the act of the members on that matter.  A plurality vote means that the three nominees who received the highest number of votes would be elected to fill the three director positions.  As noted below, however, there were only three nominees for the three director positions which were filled at the annual meeting.  The three nominees would therefore be elected as directors so long as they received at least one vote.

There were three nominees for the three director positions.  The nominees were James Hill, Richard Johnson and Kurt Olson, and they were each elected as a director at the annual meeting, to serve until the annual meeting of the members which will be held in 2013 and until their successors are elected.

The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to the three nominees for election as a director at the annual meeting was as follows:

Name	For	Against Or Withheld	Abstentions	Broker Non-Votes

James Hill	16,827	1,501	--	--
Richard Johnson	17,172	1,156	--	--
Kurt Olson	16,901	1,427	--	--

The directors whose term of office continued after the annual meeting of the members were Brian Conrad, Timothy Fevold, Jeff Taylor, William Couser, Rick Vaughan and Terry Wycoff.

The only other proposal voted upon by the members at the annual meeting was the ratification of the appointment of McGladrey & Pullen, LLP as Lincolnway Energy's independent auditor for the fiscal year ending September 30, 2010.  The proposal was approved by the necessary vote of the members, and the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, regarding the proposal was as follows:

For	Against or Withheld	Abstentions	Broker Non-Votes

16,915	657	756	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: March 2, 2010	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer